UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 26, 2011

ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of Registrant as specified in its charter)
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Colorado	000-18235	84-0907853
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1783 Dogwood Street Louisville, Colorado		80027
(Address of principal executive offices)		(Zip Code)

(303) 499-1316
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of Eldorado Artesian Springs, Inc. (the “Company”) was held on September 26, 2011.  At the annual meeting, the shareholders of the Company voted to approve two proposals. Proxies for the annual meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to our board of directors. Details of the voting are provided below:

Proposal 1:

To elect four directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	Votes For	Votes Withheld
Douglas A. Larson	4,319,158	184,586
Kevin M. Sipple	4,319,473	184,271
Jeremy S. Martin	4,319,473	184,271
J. Ross Colbert	4,319,473	184,271

Proposal 2:

To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman, PC, as the Company’s independent registered public accountants for the fiscal year ending March 31, 2012.

Votes For	Votes Against	Abstentions
4,960,636	50,678	57,532

The proposals are described in detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on August 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Artesian Springs, Inc.

Date: October 27, 2011	By:	/s/ Douglas A. Larson
Douglas A. Larson
President

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